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                                                           Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of CEC Entertainment, Inc. on Form S-8 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended January 3, 1999.


DELOITTE & TOUCHE LLP


Dallas, Texas
July 23, 1999